                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                MAXSERV, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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
                                 MAXSERV, INC.
                        8317 CROSS PARK DRIVE, SUITE 350
                              AUSTIN, TEXAS  78754


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 19, 1995




         You are notified that the annual meeting of stockholders of MaxServ, Inc., a Delaware corporation (the "Company"), will be held at the DoubleTree Austin Hotel, 6505 IH 35 North, Austin, Texas 78752, on Thursday, October 19, 1995, at 9:00 a.m., Central Standard Time, for the following purposes:

         1.      To elect eight directors.

         2. To amend the 1994 Stock Option Plan to increase the number of shares of common stock available for issuance under such Plan from 500,000 to 1,500,000.

         3.      To ratify the selection of independent accountants.

         To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on Monday, September 4, 1995 as the record date for the determination of stockholders entitled to vote at the meeting.

         We hope that you will be able to attend the meeting in person, but if you are unable to do so, please fill in, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If, for any reason, you should subsequently change your plans you can, of course, revoke the proxy at any time before it is actually voted.

                                        By Order of the Board of Directors
                                        Neil A. Johnson
                                        Secretary

Austin, Texas
September 15, 1995.

                                 MAXSERV, INC.
             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 19, 1995

                                  THE MEETING

         This Proxy Statement is furnished to the stockholders of MaxServ, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held Thursday, October 19, 1995. This Proxy Statement and the accompanying proxy are being sent or given to the stockholders of the Company on or about September 15, 1995. The Company's Annual Report to Stockholders for the fiscal year ended May 31, 1995 is also being sent to the stockholders of the Company with this Proxy Statement.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum at the Meeting. Only votes cast "for" a matter constitute affirmative votes. Votes "withheld" or abstaining from voting are counted for quorum purposes, but since they are not cast "for" a particular matter, they will have the same effect as negative votes or votes "against" a particular matter. The votes required with respect to the items set forth in the Notice of Annual Meeting of Stockholders are set forth in the discussion of each item herein.
In deciding all questions, a holder of common stock is entitled to one vote, in person or by proxy, for each share held in his name on the record date.

         Proxies in the form enclosed will be voted at the Meeting, if properly executed, returned to the Company prior to the Meeting and not revoked. A proxy may be revoked at any time before it is voted by giving written notice of revocation to the Secretary of the Company prior to the convening of the Meeting, or by presenting another proxy card with a later date. If you attend the Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used.

         The record date for stockholders entitled to vote at the Meeting is September 4, 1995. At the close of business on September 4, 1995, the Company had issued and outstanding and entitled to vote at the Meeting 10,883,062 shares of common stock. As of September 4, 1995, the directors and executive officers of the Company and their affiliates owned a total of 8,510,296 shares of the Company's common stock, or approximately 78.2% of the total number of shares outstanding and entitled to vote at the Meeting. The directors and executive officers and their affiliates have indicated to the Company that they presently intend to vote all of the shares of common stock owned by them for each of the items set forth in the Notice of Annual Meeting.

PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of August 31, 1995 by:
(i) each person known by the Company to be the beneficial owner of more than 5% of its common stock, (ii) each named executive officer (see "Executive Compensation" for definition), (iii) each director of the Company, and (iv) all directors and officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

  Name and Address                                          Shares Beneficially         Percent of
of Beneficial Owner                                                Owned                   Class
-------------------                                         ------------------          ----------
Charles F. Bayless                                              356,788 (1)                 3.2%

Thomas W. O'Brien                                               100,998 (2)                 1.0%

Neil A. Johnson                                                  68,333 (3)                 *

James F. Leary                                                1,419,173 (4)                13.0%

Nathaniel P. Turner                                              52,000 (5)                 *

Stephen J. Keane                                                 41,000 (6)                 *

Daniel A. Mihalovich                                          7,033,333 (7)                64.6%

William L. Salter                                             7,033,333 (8)                64.6%

Patrick A. Rivelli                                            1,030,800 (9)                 9.5%

Steven A. Martin                                              7,033,333 (10)               64.6%

Sunwestern Investment Fund,
Sunwestern Capital Ltd.,
Sunwestern Investment Fund II,
and Sunwestern Cayman 1984 Partners
Three Forest Plaza, Suite 1300
12221 Merit Drive
Dallas, Texas  75251                                          1,419,173                    13.0%

Renaissance Capital Partners, Ltd.
8080 North Central Expressway, Suite 210/LB59
Dallas, Texas  75209                                            592,667                     5.5%

Sears, Roebuck and Co.                                        7,033,333                    64.6%
3333 Beverly Rd.
Hoffman Estates, Illinois  60179

All officers and directors
 as a group (10 persons)                                      9,087,625 (4)(7)(8)          79.3%
                                                                        (9)(10)(11)


----------------
*Less than 1%
(1) Mr. Bayless owns 1,790 shares in an individual retirement account. Includes 354,998 shares subject to presently exercisable options (or those exercisable within sixty days). Excludes an additional 60,002 shares issuable pursuant to options which are not currently exercisable (or exercisable within sixty days).
(2) Represents shares subject to presently exercisable options (or those exercisable within sixty days). Excludes an additional 20,002 shares issuable pursuant to options which are not currently exercisable (or exercisable within sixty days).
(3) Mr. Johnson owns 5,000 shares of record. Includes 63,333 shares subject to presently exercisable options (or those exercisable within sixty days). Excludes an additional 31,667 issuable pursuant to options which are not currently exercisable (or exercisable within sixty days).
(4) Mr. Leary owns no shares of record. As a general partner or an executive officer of entities controlling Sunwestern Investment Fund, Sunwestern Capital, Ltd., Sunwestern Investment Fund II and Sunwestern Cayman 1984 Partners, Mr. Leary may be deemed to be the beneficial owner of shares owned by such entities. Mr. Leary disclaims beneficial ownership of the shares held by such entities.
(5) Includes 41,000 shares subject to presently exercisable options (or those exercisable within sixty days). Excludes an additional 5,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within sixty days).
(6) Includes 17,000 shares subject to presently exercisable options (or those exercisable within sixty days). Excludes an additional 5,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within sixty days).
(7) Mr. Mihalovich owns no shares of record. As Vice President of Sears Product Services, a division of Sears, Roebuck and Co., Mr. Mihalovich may be deemed to be the beneficial owner of shares owned by Sears, Roebuck and Co. Mr. Mihalovich disclaims beneficial ownership of the shares held by Sears, Roebuck and Co.
(8) Mr. Salter owns no shares of record. As Vice President for Home Appliances & Electronics, Sears Brand Central, a division of Sears, Roebuck and Co., Mr. Salter may be deemed to be the beneficial owner of shares owned by Sears, Roebuck and Co. Mr. Salter disclaims beneficial ownership of the shares held by Sears, Roebuck and Co.
(9) Mr. Rivelli owns 16,000 shares of record. As a general partner or an executive officer of entities controlling Sunwestern Investment Fund II and Sunwestern Cayman 1984 Partners, Mr. Rivelli may be deemed to be the beneficial owner of shares owned by such entities. Mr. Rivelli disclaims beneficial ownership of the shares held by such entities.
(10) Mr. Martin owns no shares of record. As Divisional Vice President-Planning and Analysis of Sears, Roebuck and Co., Mr. Martin may be deemed to be the beneficial owner of shares owned by Sears, Roebuck and Co. Mr. Martin disclaims beneficial ownership of the shares held by Sears, Roebuck and Co.
(11) Includes 577,329 shares subject to presently exercisable options (or those exercisable within sixty days). Excludes an additional 121,671 shares issuable pursuant to options which are not currently exercisable (or exercisable within sixty days).

                                     ITEM 1
                             ELECTION OF DIRECTORS

         At the Annual Meeting pursuant to which this Proxy Statement is being distributed, and assuming the presence of a quorum, eight directors are to be elected by a plurality of the votes cast by the holders of shares entitled to vote. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of director positions to be filled at the meeting. Votes withheld are not counted in the number of votes cast in the election of directors. Under applicable Delaware law, in tabulating the vote, broker non-votes will not be considered present and will have no effect on the vote. Each outstanding share of common stock entitles the holder thereof to one vote with respect to the election of the eight director positions to be filled at this meeting. The nominees for director are Charles F. Bayless, Nathaniel P. Turner, James F. Leary, Steven J. Keane, Daniel A. Mihalovich, William L. Salter, Patrick A. Rivelli, and Steven A. Martin. All of the nominees are presently directors of the Company. For information concerning the backgrounds of the current directors, see "Directors and Executive Officers" below.

         THE ENCLOSED PROXY, IF PROPERLY SIGNED AND RETURNED, AND UNLESS AUTHORITY TO VOTE IS WITHHELD, WILL BE VOTED FOR THE ELECTION OF THESE SEVEN NOMINEES. The Board of Directors has no reason to believe that any of such nominees will be unable to serve if elected. In the event any of such nominees become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such substitute nominee as may be designated by the Board of Directors. All directors serve for a term of one year and until their successors are elected. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE EIGHT NOMINEES.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company are:

              NAME                         AGE                               POSITION
         --------------                    ---                          ------------------
         Charles F. Bayless                53                           President, Chief Executive
                                                                        Officer and Director

         Thomas W. O'Brien                 48                           Executive Vice President

         Neil A. Johnson                   55                           Senior Vice President, Finance,
                                                                        Chief Financial Officer, Treasurer
                                                                        and Secretary

         Nathaniel P. Turner               57                           Director

         James F. Leary                    65                           Director

         Stephen J. Keane                  66                           Director

         Daniel A. Mihalovich              51                           Director

         William L. Salter                 52                           Director

         Patrick A. Rivelli                58                           Director

         Steven A. Martin                  45                           Director


         Charles F. Bayless has served as President, Chief Executive Officer and a director of the Company since May 1988. Mr. Bayless has been associated with software and data processing service companies for over 28 years. Prior to joining the Company, Mr. Bayless served in senior officer positions with Louisiana National Bank, University Computing Company (presently UCCEL), Tres Systems, Inc. (presently a Control Data subsidiary) and Execucom Systems Corporation. Mr. Bayless has served as a director and President of the Texas Computer Industry Council.

         Thomas W. O'Brien has served as Executive Vice President and Chief Operating Officer of the Company since June 1989. Prior to Mr. O'Brien's employment by the Company, he provided services to the Company as a consultant. Prior to that, Mr. O'Brien was employed by BPI Systems, a publicly traded PC accounting software company, as its Senior Vice President of Operations. Responsibilities with BPI included systems development, OEM relations, manufacturing, MIS and administration. Mr. O'Brien was appointed by the Lt. Governor of Texas to two terms on the Automated Information Systems Advisory Council. He holds a BBA in Industrial Management from the University of Texas at Austin.

         Neil A. Johnson has served as Senior Vice President, Finance, Treasurer and principal financial officer since March 1994. Since April 1995, he has also served as secretary and principal accounting officer. Previously, he served as Senior Vice President of Finance and Administration and Chief Financial Officer of Shared Systems, an application software company acquired in 1993 by Stratus Computer, Inc. Prior to that, Mr. Johnson served as the Southwest Region Energy Industry Consulting Partner with the accounting firm of Coopers & Lybrand. He has held financial and operating management positions with Earth Resources Company, a diversified petroleum refining and marketing and metals mining company, acquired by Mapco, Inc. in 1981, with Dresser Industries, Inc. and other energy concerns. His management and consulting experience includes significant international business in the technology and energy industries. Mr. Johnson is a Certified Public Accountant and holds a Bachelor of Business Administration degree in Accounting from Texas Tech University.

         Nathaniel P. Turner has served as a director since January 1990. Mr. Turner is a founder of Paul & Turner, Inc., a management consulting firm serving the computer and telecommunications industries. Paul & Turner's areas of practice include process reengineering for the marketing, sales and customer service functions as well as development of custom executive education programs. Prior to employment with Paul & Turner, Mr. Turner served in senior management positions with Cullinane Corporation, University Computing Company, Louisiana National Bank, and Cameron Iron Works. Mr. Turner currently serves as a director of the Flagship Group, Inc., a publisher of vertical market application software for small systems. Mr. Turner has also served as a director of two other software companies and as an officer and director of the Texas Computer Industry Council. Mr. Turner holds undergraduate degrees from Cornell University and the University of Texas as well as an M.B.A. from Harvard University.

         James F. Leary has served as a director of the Company from January 1986 through January 1990 and since March 1993. Mr. Leary is the founding general partner of the Sunwestern Investment Group. He is a general partner of Sunwestern Investment Fund and Sunwestern Investment Fund II. In addition, Mr. Leary is a director or an executive officer of certain entities affiliated with such Sunwestern Funds. Certain Sunwestern entities are principal stockholders of the Company. Prior to founding the Sunwestern Investment Group, Mr. Leary served as Senior Executive Vice President and Chief Financial Officer of the Associates Corporation of North America, Dallas, Texas, a multinational financial services company, where he was in charge of venture capital activities. Prior experience includes senior positions with National Bank of North America (New York, New York) and CIT Financial Corporation (also in New
York) where he was in charge of venture capital activities. Mr. Leary received a B.S. from Georgetown University, an M.B.A. in Banking and Finance from New York University, and attended the Advanced

Management Program at the Harvard Graduate School of Business. Mr. Leary also serves as a director of Search Capital Group, Inc., a NASDAQ listed company engaged in financial services.

         Stephen J. Keane has served as a director of the Company since March 1993. Mr. Keane currently serves as a director of Novadyne Computer Systems, a private company engaged in third party maintenance work primarily for minicomputer and communication systems; Storage Technology Corp., a public company engaged in supplying memory system components for IBM and other mainframe markets; and Summagraphics, Inc., a public company engaged in supplying digitizing tablets and plotting systems to the CAD/CAM and microcomputer markets. Mr. Keane is a founding member of the Forum of Corporate Directors, Orange County. Mr. Keane formerly served as President of Sorbus Division; President of Basic Four Division; a member of the management committee and a director for Management Assistance, Inc.; Vice President of Mohawk Data Sciences; Founder, President and CEO of Bucode, Inc.; and various corporate management positions with Potter Instrument, Sperry Corp. and Liberty Products. Mr. Keane received a Bachelors of Mechanical Engineering from Polytechnic Institute and an M.S. in Management from Columbia University.

         Daniel A. Mihalovich has served as a director of the Company since July 1993. Mr. Michalovich currently serves as Vice President, Product Services of Sears, Roebuck and Co., a principal stockholder of the Company. He joined Sears in 1966 and served in a number of merchandising positions and retail store management positions before moving into general management in 1986. In March 1992 he transferred to headquarters in Chicago as national general manager of store operations, South, serving in that position until he was elected Vice President, Product Services, in April 1993 where he is responsible for service, repair parts and technical services. Mr. Mihalovich is a graduate of Drake University.

         William L. Salter has served as a director of the Company since July 1993. Mr. Salter currently serves as Vice President and General Manager, Home Appliances and Electronics, which is the Sears Brand Central unit of Sears, Roebuck and Co., a principal stockholder of the Company. Mr. Salter joined Sears in 1965 and served in various merchandising and general management positions until 1983 when he was named group retail manager for home appliances and electronics at the company's headquarters in Chicago. In 1985, he joined Discover Card at Dean Witter Financial Services Group as vice president of marketing and was promoted to senior vice president of marketing for the Discover Card in 1987. Mr. Salter returned to Sears Merchandise Group in 1988 as project manager in the Brand Central unit and became national business manager for Brand Central in 1989. In 1992, he was named general manager of the Home Improvement group and held this position until his election to his current position. Mr. Salter received a Bachelor of Arts degree from Wake Forest University.

         Patrick A. Rivelli has served as a director of the Company from February 1993 to July 1993 and since January 1994. Mr. Rivelli is a founding general partner of Sunwestern Investment Fund III and a general partner of Sunwestern Investment Fund II. He has over 30 years experience in the computer and electronics industry. Prior to joining Sunwestern he was a private investor and consultant to numerous early-stage technology companies. He was co-founder and senior vice president responsible for marketing, sales and engineering for National Micronetics, Inc. In addition, Mr. Rivelli held the position of Chief Engineer at the Ferroxcube Division of North American Philips and various project management positions at Burroughs Corporation and UNIVAC (now UNISYS). He graduated from Northeastern University with a B.S. in Electrical Engineering and has an M.S. in Engineering from the University of Pennsylvania. Mr. Rivelli also serves as a director of VISTA Information Solutions, Inc., a NASDAQ listed company engaged in the provision of environmental information.

         Steven A. Martin has served as a director of the Company since February 1995. Mr. Martin currently serves as Divisional Vice President-Planning and Analysis of Sears, Roebuck and Co., a principal stockholder of the Company. Mr. Martin joined Sears in such capacity in January 1993. Prior to joining Sears, Mr. Martin held planning and project management positions with Humana, Inc. (1990-1992), a provider of managed health care products; Batus, Inc. (1982-1990), a conglomerate with interests in retailing, paper, tobacco and insurance; and the Financial Services Group of Armco (1979-1982), with interests in property/casualty insurance and equipment leasing. Mr. Martin received a B.A. degree from Princeton University and an MBA degree from the University of Pennsylvania.

         Sally C. Hogue, who had served as principal accounting officer and secretary, resigned from such positions in April 1995.

         All directors serve for a term of one year and until their successors are duly elected. See "EXECUTIVE COMPENSATION-Director Compensation" regarding director fees and other compensation.

         The Board of Directors met nine times during fiscal 1995. Each nominee for director attended at least 75% of the meetings of the Board of Directors of the Company and Board committees of which he was a member during fiscal 1995 or the period thereof during which he was a member except for Mr. Martin who attended one of two meetings held after his appointment to the Board. In determining attendance of directors at meetings of the Board of Directors, the failure of certain directors affiliated with a principal stockholder of the Company to attend two Board meetings scheduled to consider a transaction between the Company and such principal stockholder, was not taken into consideration.

         The Board of Directors has a compensation and stock option committee which currently consists of James F. Leary , Nathaniel P. Turner and William L. Salter, an audit committee which currently consists of James F. Leary, Stephen
J. Keane and Nathaniel P. Turner, a strategic planning committee which currently consists of Nathaniel P. Turner, Stephen J. Keane, Daniel A. Mihalovich, Patrick A. Rivelli and Charles F. Bayless, and a significant proposal review committee which currently consists of Nathaniel P. Turner, Stephen J. Keane, James F. Leary, Patrick A. Rivelli and Charles F. Bayless.

         The compensation and stock option committee administers all stock option and other compensation plans of the Company, determines all compensation for corporate officers and other key employees and has the authority to interview and hire prospective corporate officers and other key employees. The compensation and stock option committee met two times during fiscal 1995.

         The audit committee considers the adequacy of the internal controls of the Company and the objectivity of financial reporting; meets with the independent certified public accountants, and appropriate Company financial personnel about these matters; and recommends to the Board the appointment of the independent certified public accountants. The audit committee met two times during fiscal 1995.

         The strategic planning committee reviews strategy, allocation of corporate resources, business development and capital resources. The strategic planning committee did not meet during fiscal 1995.

         The significant proposal review committee is responsible for reviewing, negotiating and approving certain significant customer (both existing and prospective) proposals. The significant proposal review committee met three times during fiscal 1995.

         Compliance with Section 16(a) of the Securities Exchange Act of 1934.

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires each director and executive officer of the Company, and each person who owns more than 10% of a registered class of the Company's equity securities to file by specific dates with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of change in ownership of the Common Stock of the Company. Officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report in this report any failure of its directors, executive officers and 10% stockholders to file by the relevant due date any of these reports during the Company's fiscal year.

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to it, the following persons failed to file, on a timely basis, reports required to be filed during the fiscal year ended May 31, 1995: Charles F. Bayless filed one late report, reporting one transaction not reported on a timely basis.


                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION.

         Summary Compensation Table. The following table sets forth certain information concerning the compensation earned during the Company's last three fiscal years by the Company's Chief Executive Officer, Executive Vice President, and Senior Vice President, Finance, the only executive officers of the Company earning compensation in excess of $100,000 (collectively the "named executive officers"):

                                          Annual Compensation                Long-Term Compensation
                                    --------------------------------     -------------------------------
                                                                               Awards           Payouts
                                                                         -------------------    --------
                                                              Other
                                                             Annual      Restricted                        All Other
                                                             Compen-       Stock                 LTIP      Compen-
  Name and Principal     Fiscal     Salary       Bonus       sation       Award(s)   Options    Payouts     sation
       Position          Year        ($)          ($)        ($)(1)          ($)       (#)        ($)         ($)
-----------------------------------------------------------------------------------------------------------------------
 Charles F. Bayless      1995      170,700       60,000         -            -        50,000       -           -
 President and Chief     1994      148,158       50,000         -            -        50,000       -           -
 Executive Officer       1993      124,200       40,000         -            -          -          -           -

 Thomas W. O'Brien       1995      114,246       20,000         -            -        20,000       -           -
 Executive Vice          1994      100,913       16,000         -            -         3,000       -           -
 President               1993      100,913       10,000         -            -          -          -           -

 Neil A. Johnson         1995      118,333       40,000         -            -        15,000       -           -
 Senior Vice             1994       27,147(3)      -            -            -        40,000       -           -
 President, Finance(2)
-----------------------------------------------------------------------------------------------------------------------

-------------
(1) Certain of the Company's executive officers receive personal benefits in addition to salary; however, the Company has concluded that the aggregate amounts of such personal benefits do not exceed the lesser of $50,000 or 10% of annual salary and bonus reported for any named executive officer.
(2)      Such officer was not employed by the Company during fiscal year 1993.
(3)      Represents partial year compensation.

         Employment Agreements. The Company has written amended employment agreements with Charles F. Bayless and Thomas W. O'Brien. Such amended agreements have no stated term. Pursuant to Mr. Bayless' amended agreement, he receives a base salary of not less than $115,000 per year. Pursuant to such amended agreement, Mr. Bayless was also granted options to purchase 150,000 shares of common stock under the Company's 1988 stock option plan and options to purchase 100,000 shares of common stock in accordance with the terms of the amended employment agreement. Pursuant to Mr. O'Brien's amended agreement, he receives a base salary of not less than $93,500 per year. Pursuant to such amended agreement, Mr. O'Brien was also granted options to purchase 60,000 shares of common stock under the Company's 1988 stock option plan and options to purchase 40,000 shares of common stock in accordance with the terms of the employment agreement. Pursuant to such amended agreements, Messrs. Bayless and O'Brien will have a reasonable opportunity to earn a minimum of 15% and 10%, respectively, of their respective base salaries in bonuses pursuant to annual bonus plans adopted by the Board of Directors.

         Stock Option Grant Table. The following table sets forth certain information concerning options granted to the named executive officers during the Company's fiscal year ended May 31, 1995:

                       OPTION GRANTS IN LAST FISCAL YEAR

                           NUMBER OF SHARES OF        PERCENT OF TOTAL
                         COMMON STOCK UNDERLYING     OPTIONS GRANTED TO     EXERCISE OR BASE
                             OPTIONS GRANTED            EMPLOYEES IN              PRICE           EXPIRATION
        NAME                     (#)(1)                 FISCAL YEAR              ($/SH)              DATE
-------------------------------------------------------------------------------------------------------------------------
 Charles F. Bayless             50,000(1)                  23.09%                 $4.12          July 11, 2004

 Thomas W. O'Brien              20,000(1)                   9.24                   4.12          July 11, 2004

 Neil A. Johnson                15,000(1)                   6.93                   4.12          July 11, 2004
-------------------------------------------------------------------------------------------------------------------------

----------------
(1) All such incentive options were granted on July 12, 1994 for the number of shares indicated at an exercise price equal to 100% of the fair market value of the common stock on the date of grant. The options become exercisable in three equal annual increments commencing on the date of grant.

         Stock Option Exercises and Holdings Table. The following table provides information concerning the exercise of options and the value of unexercised options held by the named executive officers at May 31, 1995:

                         AGGREGATE OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                         SHARES
                        ACQUIRED
                           ON          VALUE          NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                        EXERCISE      REALIZED               OPTIONS                 IN-THE-MONEY OPTIONS
         NAME              (#)          ($)          AT FISCAL YEAR END (#)        AT FISCAL YEAR END ($)(1)
----------------------------------------------------------------------------------------------------------------------
                                                  EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
 Charles F. Bayless         -            -         316,667          33,333         $694,500         $0(2)

 Thomas W. O'Brien       11,000       $33,650       98,667          13,333          214,920          0(2)

 Neil A. Johnson            -            -          45,000          10,000                0(2)       0(2)
----------------------------------------------------------------------------------------------------------------------

----------
(1) Values stated are based on the average of the high and low bid quotations of $3.125 per share of the Company's common stock reported by NASDAQ on May 31, 1995, the last trading day of the fiscal year, and equal the aggregate amount by which the market value of the option shares exceeds the exercise price of such options at the end of the fiscal year.

(2) The exercise price of the option shares exceeds the market value of such options.

         Director Compensation. Directors who are not employees of the Company are reimbursed for all reasonable expenses incurred in attending each Board or Board committee meeting.

         In March 1993, as incentive to contribute to the Company's success, and pursuant to the terms of two separate Agreements Regarding Compensation of Outside Directors entered into with Messrs. Turner and Keane, the Company granted to each such outside director nonqualified options to purchase up to 36,000 shares of common stock, at a purchase price of $1.00 per share. See "EXECUTIVE COMPENSATION-Director Option Plans."

         As additional incentive to contribute to the Company's success, a principal stockholder granted to each outside director options to purchase up to 22,000 shares, held by such stockholder, at a purchase price of $1.00 per share. All of such options, granted in July 1993, have been exercised.

         Each outside director automatically receives a grant of 5,000 nonqualified stock options each year on the fifth business day following the first public release of the Company's audited earnings report on results of operations for the preceding fiscal year. See "EXECUTIVE COMPENSATION-1988 and 1994 Option Plans."

         Each outside director receives an annual fee of $7,500, $1,250 for each board meeting attended (not to exceed $7,500 in a twelve-month period) and $300 for each committee meeting attended.

         Stock Option Plans.

         1988 and 1994 Option Plans. Under the Company's 1988 Stock Option Plan ("1988 Option Plan"), options to purchase up to 450,000 shares of the Company's common stock may be granted to officers and other key employees of the Company. Under the Company's 1994 Stock Option Plan (the "1994 Option Plan"), options to purchase up to 500,000 shares of the Company's common stock may be granted to employees, outside directors, consultants and advisors of the Company. Stockholder approval is presently being sought to increase the number of shares of common stock available for issuance under the 1994 Option Plan from 500,000 to 1,500,000 shares. See "ITEM 2-AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 1994 STOCK OPTION PLAN." The
1988 and 1994 Option Plans are sometimes collectively referred to as the "Option Plans." The Option Plans permit the award of incentive stock options and nonqualified stock options. The Option Plans are administered by the Compensation and Stock Option Committee, with sole discretion, subject to the terms of the Option Plans, to set the specific terms and conditions granted under the Option Plans.

         Generally, stock options granted under the Option Plans will be exercisable at such prices as the Committee establishes but not less than (i) the market price of the Company's common stock on the date of grant in the case of an incentive stock option (or 110% of the market price with respect to a holder of 10% or more), and (ii) 85% of the market price of the Company's common stock on the date of grant in the case of a nonqualified stock option.
In general, options may be exercised following termination of employment only to the extent exercisable on the date of such termination and only within three months of termination. A longer period may apply if employment terminates because of disability or death or if the optionee dies during the three-month period following termination of employment. Options generally expire immediately upon termination of employment for cause. In no event may an option be exercised more than 10 years after the date of grant (or five years with respect to a holder of 10% or more in the use of an incentive option). Under the Option Plans, stock options may be exercised by payment in cash of the exercise price with respect to each share to be purchased, by delivering common stock of the Company already owned by such optionee with a market value equal to the exercise price, or by a method in which a concurrent sale of the acquired stock is arranged with the exercise price payable in cash from such sale proceeds.

         Unless sooner terminated by the Board of Directors, the 1988 Option Plan terminates on October 14, 1998, and the 1994 Option Plan terminates on March 1, 2004. Stock options outstanding on a termination date, will remain outstanding according to their terms. Shares covered by an option (or portion thereof) which expires, terminates or is cancelled for any reason other than exercise of the option shall again be available for awards under the Option Plan.

         The 1994 Option Plan provides that each outside director (as defined therein) will automatically receive a grant of 5,000 nonqualified stock options each year on the fifth business day following the first public release of the Company's audited earnings report on results of operations for the preceding fiscal year. Each such option will become exercisable in whole or in part on the first anniversary of the award through the balance of its ten-year term. Subject to availability of shares allocated to the 1994 Option Plan and not already reserved for other outstanding stock options, outside directors who join the Board in the future will in addition receive an initial grant of options for 15,000 shares, which will become exercisable in five equal increments beginning on the first anniversary of the award and on each of the next four succeeding anniversary dates. Such options will be exercisable for a term of ten years. Such options will be awarded upon their appointment or election to the Board. Options, once granted and to the extent exercisable, will remain exercisable throughout their term, regardless of whether the holder continues as a director. The option exercise price of the options is equal to 100% of the fair market value of the covered shares of common stock at the time of grant.

         As of August 31, 1995 options for 836,400 shares of common stock had been granted under the Option Plans and were outstanding, with a weighted average exercise price of $2.70 per share, and an additional 57,000 shares were available for issuance upon exercise of options which may be granted in the future. As of August 31, 1995, options to purchase 56,100 shares and 500 shares had been exercised under the 1988 Option Plan and 1994 Option Plan, respectively.

         Director Option Plans. In March, 1993, as incentive to contribute to the Company's success, and pursuant to the terms of two separate Agreements Regarding Compensation of Outside Directors ("Compensation Contracts") entered into with Messrs. Turner and Keane, the Company granted to each such outside director nonqualified options to purchase up to 36,000 shares of common stock, at a purchase price of $1.00 per share. The purchase price of the shares of common stock issuable upon exercise of options granted under the Compensation Contracts is payable in cash, an equivalent fair market value of common stock, by cashless exercise procedures, or a combination of the foregoing, and must be paid in full at the time of exercise of such options. The purchase price and the number of shares issuable upon exercise of the options are subject to adjustments in the event that certain changes in capitalization should occur.

         Each option granted under the Compensation Contracts becomes exercisable in three cumulative annual installments of 12,000 shares each, commencing on the effective date of grant. Each such option, to the extent exercisable remains exercisable until the tenth anniversary of its effective date of grant. As of August 31, 1995 options to purchase 24,000 shares had been exercised under the Compensation Contracts.

         In the event an optionee dies, the options granted under the Compensation Contracts may be exercised by the optionee's legal representative, heir or legatee (as the case may be) at any time prior to the respective stated expiration dates of the options, to the extent such options are exercisable prior to the optionee's death. In the event an optionee ceases to serve as a director of the Company for any reason other than the optionee's death, the options granted under the Compensation Contracts may be exercised at any time prior to the respective stated expiration dates of the options, to the extent such options were exercisable prior to cessation of the optionee's service as a director.

         Options granted under the Compensation Contracts are not transferable except by will or by the laws of descent and distribution. An option is exercisable during the lifetime of an optionee only by the optionee. After the death of an optionee, the option may be exercised prior to its termination by the optionee's legal representative, heir or legatee. The terms of each option granted under the Compensation Contracts may be amended only upon the written consent of the Company and the optionee.

         Officer Option Plans. Up to 140,000 shares of the Company's common stock are issuable upon exercise of options to two executive officers of the Company pursuant to two amended employment agreements entered into effective February 20, 1991. See "EXECUTIVE COMPENSATION-Employment Agreements." Pursuant to the terms of the options granted, one of the optionees was granted nonqualified options to purchase up to 100,000 shares of common stock at $1.00 per share and the other optionee was granted nonqualified options to purchase up to 40,000 shares at $1.00 per share.

         Each option became exercisable as to all option shares upon the effective date of grant, February 20, 1991, and will remain exercisable until the optionee ceases to be employed by the Company. As of August 31, 1995, no options had been exercised under these officer option plans. The options are not transferable and are exercisable during the lifetime of an optionee only by the optionee. The terms of each option granted may be amended only upon written consent of the Company and the optionee.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Sunwestern Investment Fund, Sunwestern Capital Ltd., Sunwestern Investment Fund II and Sunwestern Cayman 1984 Partners (collectively the "Sunwestern Entities"), principal stockholders of the Company, hold certain demand and piggyback registration rights. Such rights were granted to the Sunwestern Entities in connection with various convertible debt financing transactions. The Company has agreed to indemnify the holders of securities which are so registered against certain liabilities under the Securities Act of 1933. Two of the Company's eight directors are affiliates of the Sunwestern Entities.

         Renaissance Capital Partners, Ltd. ("Renaissance"), a principal stockholder of the Company, holds certain piggyback registration rights. Such rights were granted to Renaissance in connection with a convertible debenture financing transaction. The Company has agreed to indemnify the holders of securities which are so registered against certain liabilities under the Securities Act of 1933.

         Sears, Roebuck and Co. ("Sears"), the Company's principal customer and a principal stockholder, holds certain demand and piggyback registration rights. The Company has agreed to indemnify Sears against certain liabilities in connection with any shares so registered.

         On December 29, 1994, Sears acquired from the Company, in a private transaction, 3,333,333 shares of the Company's newly issued common stock. The stock acquisition was effected pursuant to a stock purchase agreement. Consideration for the stock acquisition included: (i) $4.5 million in cash,
(ii) execution of a service agreement providing for a 10-year term, (iii) the transfer of certain assets including furniture, fixtures, leasehold improvements and equipment (valued at approximately $1,223,000), and (iv) the transfer of leasehold interests for two facilities.

          After consummation of the stock acquisition, Sears held approximately 65% of the Company's outstanding common stock as compared to approximately 49% prior to consummation of the stock acquisition. The stock purchase agreement provides Sears with the right to acquire additional shares of capital stock upon the issuance by the Company of additional capital stock (except in certain limited cases) in order to maintain the same proportion of voting power of the Company as it owned prior to the issuance. Under such stock purchase agreement, the Company has agreed to take reasonable steps not inconsistent with applicable law or the fiduciary duties of its directors to cause three nominees of Sears to be included in its authorized slate of nominees at all meetings of stockholders for the election of directors. Three of the Company's directors, all of which are nominees for director, are affiliates of Sears. Sears is and was, prior to the stock acquisition, the Company's principal service customer.

         Over 90% of the Company's revenues for fiscal 1995 were attributable to services provided to Sears pursuant to two service agreements. The first service agreement, entered into in May 1993, is for a seven year term and covers consumer support, parts support, technical support, database maintenance, home office center support and administrative services. The second service agreement, entered into in December 1994, is for a ten year term and covers parts sales order and repair technician scheduling services. After the lapse of any applicable cure periods, each of the agreements is terminable by either party in the event of non-compliance by the other party with certain provisions relating to performance of services in accordance with specified minimum standards, maintenance of required insurance and fulfillment of indemnity and confidentiality obligations. Each agreement (or, in some cases, only a service provided under such agreement) is also terminable by Sears, on 180 days' notice, in certain events as set forth in the respective agreements. In specified termination situations under the ten-year agreement, during the first three years of the term of such agreement, Sears is obligated to assume certain leases and purchase certain assets from the Company, which obligations abate during such three-year period.

         The Company believes that the transactions referred to above are no less favorable to the Company than transactions which could have been obtained from unrelated third parties. Any future transactions between the Company and related parties will be approved by disinterested directors and will be on terms no less favorable than those which could have been obtained from unrelated third parties.

                                     ITEM 2
                   AMENDMENT TO INCREASE THE NUMBER OF SHARES
                     OF COMMON STOCK AVAILABLE FOR ISSUANCE
                     UNDER THE 1994 STOCK OPTION PLAN FROM
                              500,000 TO 1,500,000

         The Company's 1994 Stock Option Plan, which permits the award of incentive stock options and nonqualified stock options, currently permits the issuance thereunder of 500,000 shares of common stock. Options for 450,000 shares are either outstanding or have been previously exercised under the 1994 Stock Option Plan and only 50,000 shares remain available for issuance upon exercise of options which may be granted in the future. Additionally, under the Company's 1988 Stock Option Plan, which permits the issuance of 450,000 shares of common stock, options for 443,000 shares are either outstanding or have been previously exercised and only 7,000 shares remain available for issuance upon exercise of options which may be granted in the future. See "EXECUTIVE COMPENSATION-Stock Option Plans" for a description of the 1988 and 1994 Stock Option Plans.

         The Board of Directors has approved and is recommending that the 1994 Stock Option Plan be amended to provide that 1,500,000 shares of common stock be available for issuance thereunder. The Board believes that such increase is needed to permit the Company to make additional awards of stock options. The 1994 Stock Option Plan is desirable and important to the Company's future success in that it permits the Company to attract and retain qualified individuals. Stock options enable the Company to offer its employees and directors a proprietary interest in the Company and an incentive to work even harder to promote the Company's success, generally without the cash outlay that might otherwise be required to obtain comparable results.

         Assuming the presence of a quorum, the affirmative vote of a majority of the shares of common stock present and entitled to vote at the meeting is required to amend the 1994 Stock Option Plan. The enclosed form of Proxy provides a means for shareholders to vote for the 1994 Stock Option Plan, to vote against it or to abstain from voting with respect to it. Each Proxy received in time for the meeting will be voted as specified therein. IF A SHAREHOLDER EXECUTES AND RETURNS A PROXY, BUT DOES NOT SPECIFY HOW THE SHARES REPRESENTED BY SUCH SHAREHOLDER'S PROXY ARE TO BE VOTED, SUCH SHARES WILL BE VOTED FOR THE AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 1994 STOCK OPTION PLAN. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this proposal. Broker non-votes will not be counted and will have no effect.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 1994 STOCK OPTION PLAN.

                                     ITEM 3
                    RATIFICATION OF SELECTION OF ACCOUNTANTS

         The Board of Directors has selected Price Waterhouse as the independent accountants of the Company for fiscal 1996. Price Waterhouse has served as the independent accountants of the Company since May 1993. A representative of Price Waterhouse will be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1996. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares of common stock present and entitled to vote is required to ratify the selection of the Company's accountants. The enclosed form of Proxy provides a means for stockholders to vote for the ratification of selection of independent accountants, to vote against it or to abstain from voting with respect to it. IF A STOCKHOLDER EXECUTES AND RETURNS A PROXY, BUT DOES NOT SPECIFY HOW THE SHARES REPRESENTED BY SUCH STOCKHOLDER'S PROXY ARE TO BE VOTED, SUCH SHARES WILL BE VOTED FOR THE RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this item.


                                 OTHER MATTERS

         The Company's management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.


                             STOCKHOLDER PROPOSALS

         The Company intends to conduct the next annual meeting of stockholders in approximately October 1996. Proposals by stockholders intended to be present at the annual meeting to be held in 1996 must be received by the Company by May 18, 1996 to be included in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to the Secretary of the Company at the address indicated in this Proxy Statement.

                     COST AND METHOD OF PROXY SOLICITATION

         The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, and facsimile by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding of solicitation materials to the beneficial owners of stock held by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                        By Order of the Board of Directors
                                        Neil A. Johnson
                                        Secretary

                             1994 STOCK OPTION PLAN

                                       OF

                                 MAXSERV, INC.

         1. PURPOSE. The purpose of this Plan is to promote the interest of MaxServ, Inc. (the "Company") and its stockholders by providing an effective means to attract, retain and increase the commitment of certain individuals and to provide such individuals with additional incentive to contribute to the success of the Company.

         2. ELIGIBILITY. Options may be granted under the Plan to employees, outside directors, advisors, and outside consultants of the Company, or of any parent or subsidiary of the Company (if any) provided, in the case of consultants or advisors, that such grant be in consideration of bona fide services rendered by such consultant or advisor and such services not be in connection with the offer or sale of securities in a capital-raising transaction. The Board of Directors or the Committee (defined below), as the case may be, shall select from such eligible class the individuals to whom Options shall be granted from time to time.

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Committee consisting of at least two directors (the "Committee"). No member of the Committee shall have been, during the one year period prior to service as an administrator of the Plan, nor shall be, during service as an administrator, granted or awarded options, rights, or equity securities under the Plan or under any other plan of the Company or its affiliates except as permitted under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. A quorum of any such Committee shall consist of a majority of the members of such Committee, or as may be otherwise provided in the Company's bylaws. The Committee shall hold meetings at such times and places and conduct its business at such meetings as it may determine, subject to any express provisions of the Company's bylaws. Acts of a majority of the Committee members attending at a meeting at which a quorum is present, or such acts as are reduced to or approved in writing by the majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time in its discretion determine which individuals shall be granted Options, the amount of shares covered by such Options, and certain other specific terms and conditions of such Options subject to the terms and conditions contained herein, including those concerning outside director Options as set forth in Section 5(F).

                 The Committee shall have the sole authority and power, subject to the express provisions and conditions hereof, to construe this Plan and the Options granted hereunder, and to adopt, prescribe, amend, and rescind rules and regulations relating to this Plan, and to make all determinations necessary or advisable for administering this Plan. The interpretation by the Committee of any provision of this Plan with respect to any incentive stock option granted hereunder shall be in accordance with Section 422 of the Internal Revenue Code of 1986 and the Regulations issued thereunder, as such Section 422 or Regulations may be amended from time to time, in order that the incentive stock options granted hereunder ("Incentive Stock Options") shall constitute "incentive stock options" within the meaning of Section 422. Options granted under the Plan which are not intended to be Incentive Stock Options are referred to herein as "Nonqualified Stock Options". The term "Options" as used herein shall refer to Incentive Stock Options and Nonqualified Stock Options, either collectively or without distinction. The interpretation and construction by the Committee, if any, of any provisions of the Plan or of any Option granted hereunder shall be final and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

         4. SHARES SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 6, the number of shares subject to Options granted hereunder shall not exceed Five Hundred Thousand (500,000) shares of the Company's authorized but unissued or reacquired Common Stock (the "Common Stock"). Such number of shares shall be subject to adjustment from time to time as provided in Section 6.

                 Shares that by reason of the expiration, termination, cancellation or surrender of an Option are no longer subject to purchase pursuant to an Option granted under the Plan (other than by reason of exercise of such Option) may be reoptioned hereunder.

         5.      TERMS AND CONDITIONS.

                 (A) OPTION PRICE. Each Option shall state the number of shares that may be purchased thereunder, shall expressly designate such Option as an Incentive Stock Option or a Nonqualified Stock Option, and shall state the option price per share (the "Option Price") which shall be paid in the manner specified in this Section 5(A) in order to exercise such Option, which Option Price shall not be less than one hundred percent (100%) of the fair market value of the shares on the day the Option is granted with respect to any Incentive Stock Option granted hereunder, and not less than eighty-five percent (85%) of the fair market value of the shares on the day the Option is granted with respect to any Nonqualified Stock Option.

                          For purposes of the Plan, the fair market value per
share of the Company's Common Stock on any date shall be deemed to be the average closing price of the Company's Common Stock over a five-business day period on the principal national securities exchange on which the Company's Common Stock is then listed or admitted to trading, if the Company's Common Stock is then listed or admitted to trading on any national securities exchange. The closing price shall be the last reported sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, as reported by said exchange. If the Company's Common Stock is not then so listed on a national securities exchange, the fair market value per share of the Company's Common Stock on any date shall be deemed to be the average closing price (the last reported sale price regular way) over a five-business day period in the over-the-counter market as reported by the NASDAQ National Market System, if the Company's Common Stock closing price is then reported on NASDAQ National Market System, or, if the Common Stock closing price of the Company's Common Stock is not then reported by NASDAQ National Market System, shall be deemed to be the average over such five-business day period of the mean of the highest closing bid and lowest closing asked price each day of the Company's Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if the Company's Common Stock is not then quoted by NASDAQ, as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc. furnishes quotes with respect to the Common Stock of the Company, such fair market value shall be determined by resolution of the Company's Board of Directors. Notwithstanding the foregoing provisions of this
Section 5(A), if the Board of Directors shall at any time determine that it is impracticable to apply the foregoing methods of determining fair market value, the Board of Directors is empowered to adopt other reasonable methods for such purpose. The Board or the Committee may, if it deems it appropriate, engage the services of an independent qualified expert or experts to appraise the value of the Common Stock.

                          Options under the Plan may be exercised by payment of
the Option Price in cash, by delivery of the equivalent fair market value of Common Stock or by a "cashless exercise" procedure in which an Optionee is permitted to exercise an Option by arranging with the Company and his or her broker to deliver the appropriate Option Price from the concurrent market sale of the acquired shares, or a combination of the foregoing. An employee's withholding tax due upon exercise of a Nonqualified Stock Option may be satisfied either by a cash payment or the retention from the exercise of a number of shares of Common Stock with a fair market value equal to the required withholding tax, as the Optionee and Board or Committee may agree. For Optionees who are subject to the reporting and other provisions of Section 16 under the Exchange Act, the election of a partial cash settlement of an Option in order to satisfy the tax withholding requirements upon exercise of a Nonqualified Stock Option may be made only during a ten-day "window" period each fiscal quarter beginning on the third business day following the date of release of the Company's financial data for the quarter and ending on the twelfth business day following such date, and shall be subject to the approval of the Committee.

                          In addition, with respect to the exercise of any
Nonqualified Stock Option, the Board or the Committee shall advise the Optionee, upon receipt of notice of intent to exercise such Option, of the income tax withholding consequences to such Optionee of such exercise, the amount of the appropriate withholding tax and any other payments due by reason thereof. Such Optionee must satisfy all of the preceding payment requirements in order to receive stock upon exercise of such Option.

                 (B) OPTION PERIOD. Any Options granted pursuant to this Plan must be granted within ten (10) years from the date the Plan was adopted by the Board of Directors of the Company (March 2, 1994).

                          Each Option shall state the date upon which it is
granted. Each Option shall be exercisable during such period as is provided under the terms of the Option, but in no event shall an Option be exercisable after the expiration of ten (10) years from the date of grant. Except in the case of death or disability, Incentive Stock Options may be exercised within three months (or for such shorter period as may be specified in the particular option) after termination of employment provided such Options were exercisable at the date of termination, and Nonqualified Stock Options may be exercised after termination of employment and/or other service to the Company for such period as may be specified in the particular Option. In the event of the disability of an Optionee, Incentive Stock Options exercisable at the date of disability may be exercised for up to one (1) year thereafter. Nonqualified Stock Options may be exercised following the Optionee's death or disability and Incentive Stock Options may be exercised following the Optionee's death by such Optionee or by his or her estate, heirs, or devisees for such period thereafter as may be specified in the particular Option.

                 (C) ASSIGNABILITY. An Option granted pursuant to this Plan shall be exercisable during his or her lifetime only by the Optionee and shall not be assignable or transferable by such person (except with the Board's or Committee's prior written approval, and only in any such additional circumstances as shall not affect the Plan's qualification with the requirements of the incentive stock option provisions of the Internal Revenue Code, the Rule 16b-3 requirements under the Exchange Act, or the plan eligibility requirements for the use of Form S-8), and shall not be subject to levy, attachment or similar process. Upon any other attempt to transfer, assign, pledge or otherwise dispose of Options granted under this Plan, such Options shall immediately terminate and become null and void.

                 (D) LIMIT ON 10% SHAREHOLDERS. No Incentive Stock Option may be granted under this Plan to any individual who would, immediately after the grant of such Incentive Stock Option directly or indirectly own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless (i) such Incentive Stock Option is granted at an Option Price not less than one hundred ten percent (110%) of the fair market value of the shares on the date the Incentive Stock Option is granted, and (ii) such Incentive Stock Option expires on a date not later than five (5) years from the date the Incentive Stock Option is granted.

                 (E) LIMITS ON OPTIONS. An individual may be granted one or more Options, provided that the aggregate fair market value (determined as of the time the Option is granted) of Common Stock for which an individual may be granted Incentive Stock Options that are first exercisable in any calendar year (under all stock option plans of the Company and any parent or subsidiary corporations, if any) may not exceed $100,000.

                 (F) OUTSIDE DIRECTORS OPTIONS. All outside directors of the Company (that is, directors who are not also employees of the Company and are not affiliated with any entity directly or indirectly owning 5% or more of any class of stock of the Company) shall be automatically granted Nonqualified Options for 5,000 shares on an annual basis on the fifth business day following the first public announcement, filing or release of its net income for the Company's preceding fiscal year. Such annually awarded Options shall become exercisable in whole or in part from time to time upon the first anniversary following the date of grant. In addition to such automatic annual awards, each new outside director elected or appointed to the Company's Board of Directors on or after March 2, 1994 shall receive upon such election or appointment an automatic award of Nonqualified Options for 15,000 shares of Common Stock, which shall become exercisable in five equal installments, beginning on the first anniversary of the date of grant, with additional installments becoming exercisable on each of the next four anniversaries. All of the foregoing Options, once granted and to the extent they have become exercisable, shall remain exercisable throughout their term, regardless of whether the holder continues to serve as a director, and such term shall expire on the tenth anniversary following the date of grant. To the extent any such Option is not yet exercisable upon termination of service, such Option shall be terminated. The Option Price for all such automatic awards shall be equal to 100% of the fair market value of the covered shares of Common Stock at the time of grant.

                          The foregoing provisions for automatic grants shall
be subject to approval of such grants and other amendments to the Plan at the next meeting of the Company's stockholders. The provisions of this Section 5(F) shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, Employment Retirement Income Security Act of 1974 or the rules thereunder.

                 (G) RIGHTS AS SHAREHOLDER. An Optionee, or a transferee by will or inheritance of an Option, shall have no rights with respect to any shares covered by an Option until the date of the issuance of a stock certificate for such shares and the recording of such issuance upon the Company's stock ledger by its duly appointed, regular transfer agent. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Section 6 hereof.

                 (H) ADDITIONAL PROVISIONS. The Options authorized under this Plan shall contain such other provisions as the Board or Committee shall deem advisable, including, without limitation, further restrictions upon the exercise of the Option. Any Incentive Stock Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that the Option shall be an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

                 (I) COMPLIANCE WITH SECURITIES LAWS. At the time of exercise of any Option, the Company may require the Optionee to execute any documents or take any action which may then be necessary to comply with the Securities Act of 1933 and the rules and regulations adopted thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities, and the Company may, if it deems necessary, include provisions in the Options to assure such compliance. The Company may from time to time change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for, or insistence upon, letters of investment intent, such requirements to be determined by the Company in its judgment as necessary to assure compliance with said securities laws. Such changes may be made with respect to any particular Option or to any stock issued upon exercise thereof.

         6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the number of issued and outstanding shares of Common Stock of the Company which results from a stock split, reverse stock split, the payment of a stock dividend or any other change in the capital structure of the Company, such as a merger, consolidation, reorganization or recapitalization, the Board or Committee shall appropriately adjust (a) the maximum number of shares which may be issued under this Plan, (b) the number of shares subject to each outstanding Option, and (c) the Option Price per share thereof, so that upon exercise of the Option the Optionee shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to such outstanding Options immediately before the effective date of such change in the number of issued shares of the Common Stock of the Company. Any such adjustment shall not result in or entitle the Optionee to the issuance of fractional shares. Instead, appropriate adjustments to any such Option and, in the aggregate, all other options of the Company of the same class (that is, Incentive Stock Options or Nonqualified Options) held by each Optionee shall be made so that such Option and other options of the same class, if any, held by any such Optionee cover the greatest whole number of shares of the Company's Common Stock which does not exceed the number of shares which would be covered applying such adjustments in the absence of any restriction on the issuance of fractional shares. Any excess fractional share shall be redeemed in cash at the then-current fair market value of the Common Stock (determined as provided in Section 5(A) hereof) multiplied by the appropriate fraction of a share.

         7. TERMINATION OR AMENDMENT OF THE PLAN. The Board of Directors may at any time suspend, amend, or terminate this Plan, provided that, except as set forth in Section 6 hereof, no amendment may be adopted that will: (a) increase the number of shares reserved for Options under this Plan; (b) change the requirement that the Option Price be at least a specified percentage of the fair market value of the Company's Common Stock, or (c) change the provisions required for compliance with Section 422 of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder except to conform to a change in the requirements of such law or regulations. The Board shall not amend this Plan so as to materially increase the benefits accruing to Optionees under the Plan or materially modify the requirements for eligibility for participation in the Plan without the approval of the shareholders of the Company. No amendment or termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted under the Plan.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS ON THURSDAY,
                         OCTOBER 19, 1995 AT 9:00 A.M.


         The undersigned hereby appoints Charles F. Bayless and Neil A. Johnson, each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote, at the annual meeting and at any adjournment thereof, all common shares of the undersigned in MaxServ, Inc. held of record on the record date, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this card. IF NO DIRECTIONS ARE GIVEN AND THE SIGNED PROXY CARD IS RETURNED, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES FOR DIRECTOR, FOR THE AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 1994 STOCK OPTION PLAN, FOR THE RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

[X] Please mark boxes like this.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

   1.  ELECTION OF DIRECTORS
       [ ] FOR all nominees listed below  [ ] WITHHOLD all nominees listed below
       [ ] PLACE AN "X" IN THIS BOX TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE AND WRITE THAT NAME FROM THE LIST BELOW ON
       THE LINE BELOW.
                     ___________________________________

                                    NOMINEES

    CHARLES F. BAYLESS     NATHANIEL P. TURNER     JAMES F. LEARY
    STEPHEN J. KEANE       WILLIAM L. SALTER       DANIEL A. MIHALOVICH
               PATRICK A. RIVELLI     STEVEN A. MARTIN

   2.  AMENDMENT TO INCREASE NUMBER OF SHARES OF COMMON STOCK
       AVAILABLE FOR ISSUANCE UNDER 1994 STOCK OPTION PLAN.
       [ ]  FOR          [ ] AGAINST          [ ] ABSTAIN

   3.  RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
       [ ]  FOR          [ ] AGAINST          [ ] ABSTAIN

The undersigned acknowledges receipt of the formal notice of such meeting and the accompanying Proxy Statement.

Please sign exactly as name appears on the certificate. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. When signing as attorney, executor, administrator, trustee, guardian, officer or partner, please give full title as such.

                                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                   ________________________________________
                                   SIGNATURE

                                   ________________________________________
                                   SIGNATURE

                                   DATE:_____________________________, 1995.

[ ] Please "x" here if you plan to attend the meeting and vote your shares.